UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   ----------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of report: October 6, 2004
                        (Date of earliest event reported)



                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


           Maryland                       1-11314                 71-0720518
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                               Identification No)



                     22917 Pacific Coast Highway, Suite 350
                            Malibu, California 90265
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. -- Material Definitive Agreement

On October 6, 2004, LTC Properties, Inc. ("LTC") signed an amendment to its unsecured Credit Agreement to increase total commitments under the Agreement from $45 million to $65 million with the inclusion of Merrill Lynch Capital ("Merrill") as an additional lender. Bank of Montreal ("BOM") remains the Administrative Agent and Key Corporate Capital Inc. ("Key") remains as Co-Lead Arranger and Syndication Agent. The Credit Agreement provides a revolving line of credit with no scheduled maturities other than the original maturity date of December 26, 2006. Bank Leumi USA in addition to BOM, Key and Merrill are the lenders under the Credit Agreement.

There were no other significant changes in the Credit Agreement and LTC has no outstanding amounts due under the Credit Agreement.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                LTC PROPERTIES, INC.


Dated:  October 8, 2004         By:  /s/  WENDY L. SIMPSON
                                     ---------------------
                                     Wendy L. Simpson
                                     Vice Chairman and Chief Financial Officer